EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276375) and Form S-8 (No. 333‑143004, No. 333-144820, No. 333-219054, No. 333-121234, No. 333-110479, No. 333-164792, No. 333-184772, No. 333-189351, No. 333-265947, and No. 333-273425) of Arq, Inc. (the "Company"), of our report dated March 12, 2024, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Moss Adams LLP
Denver, Colorado
March 12, 2024